Lock-Up Agreement
_______, 2018
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Re:    Hamilton Lane Incorporated --- Public Offering
Ladies and Gentlemen:
The undersigned understands that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Hamilton Lane Incorporated, a Delaware corporation (the “Company”), Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company, and the selling stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A Common Stock, par value $0.001 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to shares of Common Stock shall be deemed to refer to shares of any class of stock of the Company.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the prospectus relating to the Public Offering (the

“Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:
(A) the Securities, if any, to be sold by the undersigned pursuant to the Underwriting Agreement,
(B)  transfers of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering,
(C) transfers of shares of Common Stock as a bona fide gift or gifts,
(D) any transfer of shares of Common Stock by will or pursuant to the laws of descent and distribution,
(E) any transfer to the undersigned’s spouse, parent, child, sibling, grandchild or first cousin, including any such relationship by marriage or legal adoption (each, an “immediate family member”), or a domestic trust created for the sole benefit of the undersigned or any immediate family member of the undersigned,
(F) any transfer from a trust described in clause (E) above to the undersigned,
(G) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options or any transfer of Common Stock or securities convertible into Common Stock to the Company upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis or for the purpose of satisfying any withholding taxes due as a result of the exercise of such options or the lapse of vesting restrictions; provided, that any such purchased shares of Common Stock or securities convertible into Common Stock and such vested shares of Common Stock will be subject to the restrictions described in this letter agreement,
(H) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” of the Company; provided, that if such change of control is not consummated, such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock shall remain subject to all of the restrictions set forth in this agreement (for the purposes of this clause (H), a “change of control” being defined as any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company),
(I) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period,
(J) distributions of shares of Common Stock to members, limited partners, affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or stockholders of the undersigned, and
(K) transfers of Common Stock or such other securities to the Company or any of its affiliates as permitted under the Exchange Agreement;
provided that in the case of any transfer or distribution pursuant to clause (B) through (J), each recipient, transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through (K), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on (i) a Form 4 or Schedule 13D filed in connection with (x) the sale of the Securities in the Public Offering, (y) an increase in shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned, in each case, as required by applicable law or (z) the forfeiture of shares to the Company for purposes of satisfying withholding taxes pursuant to clause (G) above, or (ii) a Form 5, Schedule 13D or Schedule 13G, in each case, in accordance with applicable law, and made after the expiration of the Restricted Period referred to above).
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by April 30, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
[Signature page follows]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,

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[Signature Page to Lock-Up Agreement]